FORM 8-K
                                                                        --------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                    FORM  8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  reported)     JULY  4,  2003

                              IQUEST NETWORKS INC.
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             (Exact name of registrant as specified in its chapter)

             WYOMING                  0-33299              06-1616453
       ----------------             ------------      -------------------
    (State or other jurisdiction    (Commission          (IRS Employer
       of incorporation              File Number)      Identification No.)

                      83 HALLS ROAD, OLD LYME, CONNECTICUT              06371
                    ----------------------------------------          ----------
                    (Address of principal executive offices)          (Zip Code)

                                (860) 434 - 5535
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               Registrant's telephone number, including area code

                                 Not Applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

On July 4, 2003, the Registrant announced that at an annual meeting of shareholders scheduled for July 30th, 2003, the shareholders will be asked to approve a change of name to "Quest Systems Inc.", an alteration of the share capital of the Registrant by way of a reverse stock split by consolidating all of the currently authorized share capital on a one new for four old basis, resulting in an authorized share capital of 25,000,000 shares without par value, of which 2,525,048 common shares will be issued and outstanding and to approve a subsequent alteration of the share capital of the Registrant by increasing the authorized capital of the Registrant to 100,000,000 common shares, of which 2,525,048 common shares will be issued and outstanding.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  99.1     News  Release  dated  July  4,  2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     IQUEST  NETWORKS  INC.


Date:     July  4,  2003                        By:     /s/  Anton  J.  Drescher
          --------------                                ------------------------
                                                        ANTON  J.  DRESCHER,
                                                        SECRETARY

JULY 4, 2003 - IQUEST NETWORKS INC. (TSX: YQN) (the "Company") advises that at an annual meeting of shareholders scheduled for Wednesday, July 30th, 2003, the shareholders will be asked to approve a change of the Company's name from "iQuest Networks Inc." to "Quest Systems Inc." or such other name as determined by the Board of Directors.

The shareholders will also be asked to approve an alteration of the share capital of the Company by way of a reverse stock split by consolidating all of the currently authorized share capital of 100,000,000 common shares without par value, of which 10,100,494 common shares are issued and outstanding, on a one new for four old basis, resulting in an authorized share capital of 25,000,000 shares without par value, of which 2,525,048 common shares will be issued and outstanding.

Subject to approval of the reverse stock split referred to above, the shareholders will be asked to approve a subsequent alteration of the share capital of the Company by increasing the authorized capital of the Company from 25,000,000 common shares without par value to 100,000,000 common shares, of which 2,525,048 common shares will be issued and outstanding.

The proposed reverse stock split will allow flexibility in the capital structure and financing plans of the Company. The name change and share consolidation are subject to regulatory acceptance.

For  further  information,  please  contact  Anton  J. Drescher at 604.685.1017.

ABOUT  JACKALOPE  AUDIO,  INC.
Jackalope Audio is a music portal for the music enthusiast. Jackalope Audio allows members to purchase CD's and videos, research their favorite artists, purchase concert tickets and music memorabilia, chat with other members on its Jackalope Audio message board, and much more. The core of Jackalope Audio is a technology that creates a network of individual users who make their pre-recorded music selections available to others in the network via the Internet. Unlike some highly publicized music sharing systems that download music files, Jackalope Audio lets users create a list of their favorite selections and then stream these selections from other network members without actually downloading or copying the music files. The streaming is done over the Internet via a proprietary, secure, encrypted framework that allows full enjoyment of a wide variety of music selections whenever the user wishes while preventing unauthorized, and now unnecessary, downloading of the music files. Jackalope Audio is a wholly owned subsidiary of iQuest Networks, Inc. For more information, please visit www.JackalopeAudio.com .
                             ----------------------

ABOUT  IQUEST  NETWORKS  INC.
iQuest Networks actively helps high-tech start-up companies bring their enabling technologies to market by providing the necessary capital; industry, marketing and strategic expertise; and other consultative services they need to succeed. iQuest Networks Inc. is a U.S. company, established in 2000, with offices in New London, Connecticut and Vancouver, British Columbia. For more information, please visit www.iquestnetworks.com
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IQUEST NETWORKS INC.    Corporate Headquarters Office:  201B, 83 Old Halls Road,
Old Lyme, CT 06371; 860.434.55535. Trading symbol on the U.S. Grey Market: IQNW;
Trading  symbol  on  The  TSX  Venture  Exchange: YQN.   CUSIP Number 46264V105;
iQuest  and  Jackalope  Audio  are  trademarks  of  iQuest  Networks,  Inc.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This press release may contain forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.